UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 19, 2013 Date of report (Date of earliest event reported)

SUPPORT.COM, INC. (Exact Name of Registrant as Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)	000-30901 (Commission File No.)	94-3282005 (I.R.S. Employer Identification No.)
900 Chesapeake Dr., Second Floor, Redwood City, CA 94063 (Address of Principal Executive Offices) (Zip Code)

(650) 556-9440 (Registrant’s telephone number, including area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Grants of Restricted Stock Units

On March 19, 2013, the Compensation Committee of the Board of Directors of Support.com, Inc. (the “Compensation Committee”) approved, as part of an annual review of executive compensation, the following Restricted Stock Unit (“RSU”) grants to the Company’s Chief Executive Officer, Joshua Pickus, under the 2010 Equity and Performance Incentive Plan (the “2010 Plan”):
(a) a time-based grant of 166,500 RSUs, of which 1/3rd of such RSUs under this grant shall vest on the first anniversary of the grant date, and 1/6th of the shares subject to each grant shall vest on each six-month anniversary thereafter over the next two years, through March 19, 2016, until fully vested (the “Three-Year Vest Schedule”);
(b) a performance-based grant of up to 99,900 RSUs based on achievement against the existing Board-approved revenue target for calendar 2013, specifically, if the Company achieves 90% or more of its Board-approved target revenue for fiscal year 2013, then 50% to 100% of the shares subject to this grant--based on a straight-line sliding scale of revenue achieved between 90% and 100% of plan--shall be considered achieved, and then the achieved number of RSUs shall vest using the Three-Year Vest Schedule;  no shares subject to this grant vest if the Company achieves less than 90% of such target; if a Change of Control occurs prior to the date performance targets are actually met as determined by the Compensation Committee of the Board of Directors, this grant will be eligible for full acceleration at the 100% target level;
(c) a performance-based grant of up to 66,600 RSUs based on achievement against the existing Board-approved adjusted non-GAAP net income target for calendar 2013, specifically, if the Company achieves 90% or more of its Board-approved target adjusted non-GAAP net income for calendar year 2013, then 50% to 100% of the shares subject to this grant--based on a straight-line sliding scale of the target achieved between 90% and 100% of plan--shall vest using the Three-Year Vest Schedule; no shares subject to this grant vest if the Company achieves less than 90% of such target; if a Change of Control occurs prior to the date performance targets are actually met as determined by the Compensation Committee of the Board of Directors, this grant will be eligible for full acceleration at the 100% target level;
(d) a performance-based grant of up to 90,000 RSUs based on achievement against the existing Board-approved revenue target for calendar 2013, specifically, if the Company achieves 100% or more of its Board-approved target revenue for fiscal year 2013, then 0% to 100% of the shares subject to this grant--based on a straight-line sliding scale of revenue achieved between 100% and 105% of plan--shall vest using the Three-Year Vest Schedule; no shares subject to this grant may if the Company achieves 100% or less of such target revenue; this grant is not eligible for any Change of Control acceleration provisions unless and until performance targets are actually met as determined by the Compensation Committee of the Board of Directors; and
(e) a grant of up to 60,000 RSUs based on achievement against the existing Board-approved adjusted non-GAAP net income target for calendar 2013, specifically, if the Company achieves 100% or more of its Board-approved target non-GAAP adjusted net income for fiscal year 2013, then 0% to 100% of the shares subject to this grant--based on a straight-line sliding scale of income achieved between 100% and 110% of plan--shall vest using the Three-Year Vest Schedule; no shares subject to this grant may vest if the Company achieves 100% or less of such target income; this grant is not eligible for any Change of Control acceleration provisions unless and until performance targets are actually met as determined by the Compensation Committee of the Board of Directors.

Changes in Cash Compensation

On March 19, 2013, the Compensation Committee approved the following changes to cash compensation for Joshua Pickus: (a) an increase in annual base salary from $350,000 to $370,000 effective in the next full bi-weekly pay period, and (b) an increase in annual target cash incentive compensation from $225,000 to $237,857, effective April 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2013

SUPPORT.COM, INC.

By:	/s/ Shelly Schaffer
Name:	Shelly Schaffer
Title:	Executive Vice President and Chief Financial Officer